UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 8, 2011
ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1658138 (I.R.S. Employer Identification No.)
Commission File Number: 001-10212
2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
          On April 11, 2011, Anixter International Inc. (the “Company) announced that its wholly-owned operating subsidiary, Anixter Inc., refinanced its senior unsecured revolving credit facility on April 8, 2011 with Wells Fargo Bank, National Association, as Administrative Agent, and other banks named therein. The following key changes have been made to the prior revolving credit agreement:
•	The size of the credit facility has increased from $350 million to $400 million (or the equivalent in Euros).

•	The maturity date of the new agreement will be April 2016.

•	Anixter Inc. will be permitted to upstream funds to the Company for payment of dividends and share repurchases to a maximum of $175 million plus 50 percent of Anixter Inc.’s cumulative net income from the effective date of the new agreement.

•	Anixter Inc. will be allowed to prepay, purchase or redeem indebtedness of the Company, provided that its proforma leverage ratio (as defined in the agreement) is less than or equal to 2.75 to 1.00 and that its unrestricted domestic cash balance plus availability under the revolving credit agreement and Anixter Inc.’s accounts receivable securitization facility is equal to or greater than $175 million.

•	The pricing grid has been adjusted to a leverage based pricing grid. Based on Anixter Inc.’s current leverage ratio, the applicable margin will be Libor plus 200 basis points, similar to the prior agreement.
          All other material terms and conditions of the new revolving credit agreement, which is guaranteed by the Company, are similar to the prior credit agreement. The new revolving credit agreement, dated April 8, 2011, is attached as Exhibit 10.1.
          The Company’s press release, dated April 11, 2011, announcing Anixter Inc.’s new senior unsecured revolving credit agreement is attached as Exhibit 99.1.

Item 1.02.	Termination of a Material Definitive Agreement.
          As a result of the execution of the new senior unsecured revolving credit agreement dated April 8, 2011 and discussed in Item 1.01 herein, Anixter Inc.’s prior revolving credit agreement dated April 20, 2007, as amended, has been terminated.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Five-Year Revolving Credit Agreement, dated April 8, 2011, among Anixter Inc., Wells Fargo Bank, National Association, as Administrative Agent, and other banks named therein.

99.1	Press Release, dated April 11, 2011, issued by Anixter International Inc. announcing the new Revolving Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.
April 12, 2011	By:	/s/ Dennis J. Letham
Dennis J. Letham
Executive Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Five-Year Revolving Credit Agreement, dated April 8, 2011, among Anixter Inc., Wells Fargo Bank, National Association, as Administrative Agent, and other banks named therein.

99.1	Press Release, dated April 11, 2011, issued by Anixter International Inc. announcing the new Revolving Credit Agreement.